Exhibit 10.4

EXCHANGE AGREEMENT

THIS EXCHANGE AGREEMENT (this “Agreement”) is made and entered as of August 14, 2006, by and among SoftBrands, Inc., a Delaware corporation (the “Company”), ABRY Mezzanine Partners L.P., a Delaware limited partnership (“ABRY”) and Capital Resource Partners IV, L.P., a Delaware limited partnership (“CRP” and together with ABRY, the “Investors”).

WHEREAS, pursuant to that certain Series C Convertible Preferred Stock and Warrant Purchase Agreement, dated as of August 17, 2005, by and among the Company and the Investors (the “Series C Purchase Agreement”), the Investors are the holders of (i) all of the outstanding shares of Series C Convertible Preferred Stock, par value $0.01 per share (the “Series C Preferred Stock”), of the Company and (ii) warrants to purchase an aggregate of 1,200,000 shares of common stock of the Company (the “Series C Warrants”); and

WHEREAS, the rights, privileges and powers of the holders of Series C Preferred Stock are governed by the Series C Convertible Preferred Stock Certificate of Designations, dated as of August 17, 2005 (the “Series C Certificate of Designations”);

WHEREAS, to facilitate the Company’s issuance and sale of its Series D Convertible Preferred Stock, par value $0.01 per share and warrants to purchase shares of common stock to ABRY and, to the extent it exercises the Purchase Option (as defined in the Series D Purchase Agreement), CRP, pursuant to the Series D Convertible Preferred Stock and Warrant Purchase Agreement, dated as of the date hereof (the “Series D Purchase Agreement”), the parties hereto desire to effect an exchange of the Series C Preferred Stock pursuant to which the Investors shall contribute, transfer, assign and deliver to the Company, and the Company shall accept and receive from the Investors, all right, title and interest in and to the Series C Preferred Stock in exchange for the issuance by the Company to each Investor of the same number of shares of Series C-1 Convertible Preferred Stock, par value $0.01 per share (the “Series C-1 Preferred Stock”), of the Company as set forth on Exhibit A hereto.

NOW, THEREFORE, the parties agree as follows:

Capitalized terms used but not defined herein shall have the meanings ascribed to such terms in the Series C Purchase Agreement.

1.             EXCHANGE.

1.1          Exchange.  At the Closing (as defined in Section 1.2 below), each Investor shall contribute, transfer, assign and deliver to the Company, and the Company shall accept and receive from each Investor, all right, title and interest in and to the Series C Preferred Stock indicated opposite such Investor’s name under the caption “Series C Preferred Stock” on Exhibit A hereto in exchange (the “Exchange”) for the issuance by the Company to each Investor of the number of shares of Series C-1 Preferred Stock indicated opposite such Investor’s name under the caption “Series C-1 Preferred Stock” on Exhibit A hereto.  The Company and the Investors hereby agree that the Series C-1 Preferred Stock shall have all of the rights, designations and preferences granted to the Series C Preferred Stock pursuant to the Series C Purchase Agreement.

1.2          Closing Date.  The closing of the transactions contemplated by this Agreement (the “Closing”) shall occur concurrently with the consummation of the transactions contemplated by the Series D Purchase Agreement (the “Closing Date”). At the Closing, the transactions described in Section 1.1 above will be consummated.

2.             REPRESENTATIONS AND WARRANTIES OF THE COMPANY.  The Company hereby represents and warrants to the Investors that:

2.1          Corporate Organization, Power and Standing.   The Company was duly organized, is validly existing and in good standing under the laws of the State of Delaware and has full power and authority to conduct its business and own and operate its properties as now conducted, owned and operated.

2.2          Capital Stock.  Schedule 2.2 sets forth as of the date hereof, and upon the consummation of the transactions contemplated by the Series D Purchase Agreement, (i) the authorized capital stock of the Company; (ii) the number of shares of capital stock issued and outstanding; (iii) the number of shares of capital stock issuable pursuant to options or other rights outstanding under the Stock Option Plan and (iv) the number of shares of capital stock issuable and reserved for issuance pursuant to Equity Securities (other than the shares of Series C-1 Preferred Stock and options or other rights outstanding under the Stock Option Plan) exercisable for, or convertible into or exchangeable for any shares of capital stock of the Company.

2.3          Authority for Agreement; No Breach.  The Company has full power and authority and has taken all required corporate and other action necessary to authorize it to execute and deliver this Agreement  and to perform the terms hereof and to issue and deliver the shares of Series C-1 Preferred Stock and the Conversion Shares, and none of such actions will (i) violate or conflict with any provision of the Certificate of Incorporation of the Company, the by-laws of the Company or of any applicable law, regulation, order, judgment or decree or rule of the stock exchange where the Common Stock is listed, (ii) result in the breach of or constitute a default (or an event which, with notice or lapse of time or both would constitute a default) under any agreement, instrument or understanding to which any member of the Company Group is a party or by which it is bound or by which it will become bound as a result of the transaction contemplated by this Agreement or (iii) result in or constitute a “change of control” under any agreement, instrument or understanding to which any member of the Company Group is a party or by which it is bound or by which it will become bound as a result of the transaction contemplated by this Agreement.  This Agreement constitutes a legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, except to the extent limited by applicable bankruptcy, insolvency, reorganization, moratorium and similar laws of general application related to the enforcement of creditor’s rights generally and except as rights to indemnity thereunder may be limited by applicable federal securities laws.

2.4          Issuance of Shares.  The shares of Series C-1 Preferred Stock have been duly authorized and, when issued and delivered in accordance with this Agreement, will be validly issued, fully paid and nonassessable, and will be free of any Liens (other than, with respect to any Investor, any restrictions on transfer under state and/or federal securities laws or Liens created by such Investor or under this Agreement).  When issued, the shares of Common Stock issuable upon conversion of the Series C-1 Preferred Stock in accordance with the terms of the Series C-1 Preferred Stock Certificate of Designation (the “Conversion Shares”) will be duly authorized, validly issued, fully paid and nonassessable, and will be free of any Liens (other than, with respect to any Investor, any restrictions on transfer under state and/or federal securities laws or Liens created by such Investor or under this Agreement).  The Conversion Shares have been duly reserved for issuance upon the conversion of the shares of Series C-1 Preferred Stock.  Neither the issuance and delivery of the Series C-1 Preferred Stock nor the issuance and delivery of any Conversion Shares is subject to any preemptive right of any stockholder of the Company or to any right of first refusal or other similar right in favor of any Person.

3.             REPRESENTATIONS AND WARRANTIES OF THE INVESTORS.  Each Investor, severally and not jointly, hereby represents and warrants to the Company that:

3.1          Authority for Agreement.  Such Investor has full power and authority and has taken all action necessary to permit it to execute and deliver this Agreement and the other documents and instruments to be executed by it pursuant hereto and to carry out the terms hereof and thereof.  This Agreement and such other documents and instruments each constitutes a legal, valid and binding obligation of such Investor, enforceable against such Investor in accordance with its terms, except to the extent limited by applicable bankruptcy, insolvency, reorganization, moratorium and similar laws of general application related to the enforcement of creditor’s rights generally and except as rights to indemnity thereunder may by limited by applicable federal securities laws.

4.             COMPLIANCE WITH SECURITIES LAWS.

4.1          Investment Intent of the Investors. Each Investor, severally and not jointly, represents and warrants to the Company that it understands that the Series C-1 Preferred Stock and the Conversion Shares (collectively, the “Securities”) are “restricted securities” and have not been registered under the Securities Act and such Investor is acquiring the Series C-1 Preferred Stock in the ordinary course of business for its own account, with no present intention of selling or otherwise distributing the same to the public.

4.2          Status of Series C-1 Preferred Stock.  Each Investor has been informed by the Company that the Series C-1 Preferred Stock have not been registered under the Securities Act or under any state securities laws and are being offered and sold in reliance upon federal and state exemptions for transactions not involving any public offering.  Each Investor represents and warrants, severally and not jointly, that it will not, directly or indirectly, offer, sell or otherwise dispose of (or solicit any offers to buy, purchase or otherwise acquire) any of the Securities except in compliance with the Securities Act, applicable state securities laws and the rules and regulations promulgated thereunder.

4.3          Sophistication and Financial Condition of Investors. Each Investor represents and warrants, severally and not jointly, to the Company that it is an “accredited investor” as defined in Regulation D under the Securities Act.  Each Investor represents and warrants, severally and not jointly, to the Company that it considers itself to be an experienced and sophisticated investor and to have such knowledge and experience in financial and business matters as are necessary to evaluate the merits and risks of an investment in the  Series C-1 Preferred Stock.  Each Investor has received information concerning the Company, including the Company Reports and the risks relating to the Company described in the Company’s Form 10-K filed December 31, 2005 and the Company’s quarterly report on Form 10-Q for the quarter ended March 31, 2006.  The representations set forth in the preceding sentence shall not affect any representation or warranty in this Agreement of any party hereto or any condition to the obligations of the parties hereto, nor shall it affect the Company’s indemnification obligations (under Article IX of the Series C Purchase Agreement).

4.4  Transfer of Series C-1 Shares and Conversion Shares.

4.4.1       Each Investor has been informed by the Company and hereby agrees that the Securities may be transferred only (i) pursuant to public offerings registered under the Securities Act, (ii) pursuant to Rule 144 promulgated under the Securities Act (or any similar rule then in force), (iii) to an Affiliate of the transferor, or (iv) subject to the conditions set forth in Section 4.4.2, pursuant to any other legally-available means of transfer.

4.4.2       In connection with any transfer of any Securities (other than a transfer described in Section 4.41(i) or (iii)), the holder of such shares shall deliver written notice to the Company describing in reasonable detail the proposed transfer, together with an opinion of counsel (Kirkland & Ellis LLP or such other counsel which, to the Company’s reasonable satisfaction, is knowledgeable in securities law matters) to the effect that such transfer may be effected without registration of such shares under the Securities Act.  The holder of the Securities being transferred shall not consummate the transfer until (i) the prospective transferee has confirmed to the Company in writing its agreement to be bound by the provisions of this Section 4.4.2 or (ii) such holder shall have delivered to the Company an opinion of such counsel that no subsequent transfer of such Securities shall require registration under the Securities Act.  Promptly upon receipt of any opinion described in clause (ii) of the preceding sentence, the Company shall prepare and deliver in connection with the consummation of the proposed transfer, new certificates for the Securities being transferred that do not bear the legend set forth in Section 4.4.4.

4.4.3       Except as provided in Section 4.4.2, until transferred pursuant to Section 4.41(i) or (iii), each certificate evidencing the ownership of Series C-1 Preferred Stock or Conversion Shares shall be imprinted with a legend substantially in the following form:

4.4.4       THE SECURITIES REPRESENTED BY THIS CERTIFICATE WERE ORIGINALLY ISSUED ON AUGUST 17, 2005, 2006 AND HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED OR ANY APPLICABLE STATE SECURITIES LAW.  THESE SECURITIES MAY NOT BE TRANSFERRED EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OR PURSUANT TO AN AVAILABLE EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND IN ACCORDANCE WITH APPLICABLE STATE SECURITIES LAW.  THE TRANSFER OF THE SECURITIES

REPRESENTED BY THIS CERTIFICATE IS SUBJECT TO THE CONDITIONS SET FORTH IN THE SERIES C CONVERTIBLE PREFERRED STOCK AND WARRANT PURCHASE AGREEMENT DATED AS OF AUGUST 17, 2005 BETWEEN THE ISSUER (THE “COMPANY”) AND THE OTHER PARTIES THERETO. THE COMPANY RESERVES THE RIGHT TO REFUSE ANY TRANSFER OF SUCH SECURITIES UNTIL SUCH CONDITIONS HAVE BEEN FULFILLED WITH RESPECT TO SUCH TRANSFER.  A COPY OF SUCH CONDITIONS SHALL BE FURNISHED WITHOUT CHARGE TO THE HOLDER HEREOF UPON WRITTEN REQUEST TO THE COMPANY.

5.             CONDITIONS OF OBLIGATIONS OF THE PARTIES.  The obligation of each of the parties to consummate the transactions contemplated hereby is subject to the execution and delivery by each of the Investors and the Company of the Series D Purchase Agreement and the Series D Purchase Agreement shall be in full force and effect as of the Closing.

6.             MISCELLANEOUS.

6.1          Notices.  Any notices permitted or required to be made under this Agreement shall be in writing and shall be given as follows (unless and until changed by written notice):

If to the Company, to:

SoftBrands, Inc.

Two Meridian Crossings

Suite 800

Minneapolis, MN 55423

Attention:  Gregg A. Waldon

Facsimile:  (612) 851-1901

with a copy to:

Dorsey & Whitney LLP

50 South Sixth Street

Suite 1500

Minneapolis, MN 55402

Attention:  Tom Martin, Esq.

Facsimile No.:  (612) 340-7800

If to the Investors, to:

The addresses set forth on Exhibit A hereto

Notices shall be sent in writing and shall be deemed to have been given one day after being sent by Federal Express or similar reliable overnight courier service, or when sent by telecopy (with a confirmation copy by overnight courier service).

6.2          Further Assurances.  The parties agree to take such other actions and assurances, and make, execute and deliver such other documents, as may be reasonably necessary in order to consummate and complete the transactions contemplated hereby.

6.3          Interpretation; Miscellaneous.  This Agreement (including all Exhibits hereto) and those other agreements of even date herewith, contain the complete agreement concerning the subject matter hereof, and supersede any and all other agreements, understandings, and representations between the parties, written or oral, prior to the date hereof. The headings in this Agreement are for convenience of reference only and shall not control or affect its interpretation. No waiver or modification of this Agreement or of any covenant, condition or limitation of this Agreement shall be valid unless memorialized in a writing executed by the party or parties to be charged therewith. No waiver of any breach of this Agreement shall constitute a waiver of any other breach. This Agreement shall be construed and interpreted in accordance with the law of the State of Delaware without regard to conflicts of law. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their heirs, representatives, successors and assigns. Nothing in this Agreement, express or implied, is intended to confer on any person other than the parties and their respective successors and assigns any rights or remedies under or by virtue of this Agreement. This Agreement may be executed in counterparts and shall be binding and effective upon execution by all parties.

*          *          *          *          *          *

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.

SOFTBRANDS, INC.

By:	/s/ GREGG A. WALDON
Name: Gregg A. Waldon
Title: CFO

CAPITAL RESOURCE PARTNERS IV, L.P.

By:	CRP Partners IV, L.L.C.
Its General Partner

By:	/s/ ALEXANDER MCGRATH
Name: Alexander McGrath
Title: Managing Member

ABRY MEZZANINE PARTNERS IV, L.P.

By:	ABRY MEZZANINE INVESTORS, L.P., Its General Partner

By:	ABRY MEZZANINE HOLDINGS LLC, Its General Partner

By:	/s/ JOHN HUNT
Name: John Hunt
Title: Partner

EXHIBIT A

Names and Addresses	Shares of Series C Preferred Stock	Shares of Series C-1 Preferred Stock
ABRY Mezzanine Partners, L.P. 111 Huntington Avenue 30th Floor Boston, MA 02199 Attention: John Hunt Facsimile: (617) 859-8797 with a copy (which shall not constitute notice to the Investor) to: Kirkland & Ellis LLP Citigroup Center 153 East 53rd Street New York, NY 10022 Attention: Joshua Korff, Esq. Facsimile: (212) 446-6460	15,000	15,000

Capital Resource Partners IV, L.P. c/o Capital Resource Partners 85 Merrimac Street, Suite 200 Boston, Massachusetts 02114 Attention: Robert Ammerman Facsimile Number: (617) 723-9819 with a copy (which shall not constitute notice to the Investor) to: Choate Hall & Steward LLP Two International Place Boston, Massachusetts 02110 Attention: Andrew E. Taylor, Jr., Esq. Facsimile: (617) 248-4000	3,000	3,000

TOTAL	18,000,000	18,000,000